Exhibit 10.7

AMENDMENT NO. 1

TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”), dated as of February 5, 2010, by and among EXPRESS TOPCO LLC, a Delaware limited liability company (“Borrower”); the Lenders identified on the signature pages hereto; and KKR SCF LOAN ADMINISTRATION, LLC, a Delaware limited liability company, as administrative agent (in such capacity, together with its successors in such capacity, “Administrative Agent”) for the Lenders, amends that certain Credit Agreement, dated as of June 26, 2008 (the “Credit Agreement”), by and among the Borrower; the financial institutions who are or hereafter become parties thereto as Lenders; and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

RECITALS

A. WHEREAS, the Borrower, the Administrative Agent and the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the continued performance by the Borrower of its promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

1. Amendments to Credit Agreement.

(a) Amendment to Section 2.07(c)- Mandatory Prepayments. Section 2.07(c) of the Credit Agreement is hereby amended by adding the following clause (v) thereto:

“(v) concurrently with any issuance of Indebtedness pursuant to Section 6.01(xv)(a), Borrower shall prepay all outstanding Term C Loans in full (including all principal and accrued and unpaid interest thereon (including all PIK Interest)) at a redemption price equal to the then applicable redemption price for such Loans pursuant to Section 2.07(b).”

(b) Amendment to Section 6.01(b)- Indebtedness. Section 6.01(b) of the Credit Agreement is hereby amended by (1) deleting the “and” at the end of clause (xiii); (2) deleting the “.” at the end of clause (xiv) and replacing it with “; and”; and (3) adding a new clause (xv) immediately following clause (xiv) to provide as follows:

“(xv) (a) Indebtedness consisting of senior unsecured notes (“Opco Bonds”) of Opco and a newly formed subsidiary of Holdings to be formed in connection with the issuance of the Opco Bonds (“Newco”) and the guaranty thereof by the other Companies (including any exchange notes and related guarantees issued pursuant to a customary registration rights agreement) in an aggregate principal amount not to exceed $250,000,000 and guarantees thereof by the Companies, so long as the proceeds of such Opco Bonds are used to repay the Term C Loans in full in accordance with (and at the redemption price required by) Section 2.07(c)(v) and (b) any Indebtedness extending the maturity of, or refinancing, in whole or in part, any such Indebtedness and guarantees of such Indebtedness or the extension or refinancing of such Indebtedness; provided that (A) the amount of such extending or refinancing Indebtedness does not result in an increase in the aggregate principal or facility amount thereof outstanding (plus the amount of any premium paid in respect of such Indebtedness in connection with any such extension or refinancing and plus the amount of reasonable expenses incurred by Borrower and its Subsidiaries in connection therewith), (B) such Indebtedness does not have a weighted average life to maturity that is less than the weighted average life to maturity of the Indebtedness being extended or refinanced, (C) such Indebtedness does not have a final maturity earlier than the final maturity of the Indebtedness being extended or refinanced and (D) the direct and contingent obligors therefor shall not be changed (unless any contingent obligor is released), as a result of or in connection with such extension or refinancing.”

(c) Amendment to Section 6.04- Investments in Other Persons. Section 6.04 of the Credit Agreement is hereby amended by (1) deleting the “and” at the end of clause (l); (2) deleting the “.” at the end of clause (m) and replacing it with “; and”; and (3) adding a new clause (n) immediately following clause (m) to provide as follows:

“(n) the guarantee by Express GC, LLC of the Opco Bonds.”

(d) Amendment to Section 6.07- Dividends. Section 6.07 of the Credit Agreement is hereby amended by (1) adding “from and after the payment of the Opco Bond Dividend and the prepayment of the Term B Loans in an amount equal to the amount by which the Opco Bond Dividend exceeds $200,000,000” to the beginning of clause (b), and inserting the word “further” immediately before the three existing uses of the word “prepayment” in such clause; (2) deleting the text of clause (d) in its entirety and replacing it with “[omitted]”; (3) deleting the “and” at the end of clause (h); (4) deleting the “.” at the end of clause (i) and replacing it with “; and”; and (5) adding a new clause (j) immediately following clause (i) to provide as follows:

“(j) substantially concurrently with the issuance of the Opco Bonds, so long as (A) no Event of Default shall have occurred and be continuing at such time or would result therefrom, (B) Borrower has prepaid the Term C Loans in full (including all principal and accrued and unpaid interest thereon (including all PIK Interest)) pursuant to (and at the redemption price specified in) Section 2.07(c)(v) and (C) on a pro forma basis both before and after giving effect to any cash Dividend, the Companies have at least $50,000,000 of unrestricted cash and Cash Equivalents and no Borrowings (as defined in the Opco ABL Credit Agreement as of the date hereof) are outstanding under the Opco ABL Credit Agreement, Borrower may, declare and pay a Dividend (the “Opco Bond Dividend”) of up to $250,000,000 with amounts available to it to do so (other than amounts constituting proceeds of indebtedness other than the Opco Bonds)).

2. Miscellaneous.

(a) Headings. The various headings of this Amendment are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

(b) Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission (or by electronic mail of a pdf copy) shall be effective as delivery of a manually executed counterpart thereof.

(c) Interpretation. No provision of this Amendment shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party’s having or being deemed to have structured, drafted or dictated such provision.

(d) Complete Agreement; Conflict of Terms. This Amendment constitutes the complete agreement between the parties with respect to the subject matter hereof, and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect thereto. In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.

(e) Representations, Warranties and Covenants.

(i) Borrower hereby represents and warrants that this Amendment and the Credit Agreement as amended by this Amendment constitute the legal, valid and binding obligations of Borrower, enforceable against it in accordance with their respective terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

(ii) Borrower hereby represents and warrants that its execution, delivery and performance of this Amendment and its performance of the Credit Agreement as amended by this Amendment, have been duly authorized by all necessary corporate action and do not: (1) contravene the terms of Borrower’s Organizational Documents, (2) violate any law or regulation, or any order or decree of any court or Governmental Authority; (3) conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which Borrower is a party or by which Borrower or any of its property is bound, (4) result in the creation or imposition of any Lien upon any of the property of Borrower; or (5) require the consent or approval of any Governmental Authority or any other person.

(iii) Borrower hereby represents and warrants that (1) after giving effect to the amendments contained herein, no Default or Event of Default has occurred and is continuing and (2) all of the representations and warranties of Borrower contained in the Credit Agreement and in each other Loan Document (other than representations and warranties which, in accordance with their express terms, are made only as of an earlier specified date) are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of the date of execution and delivery hereof or thereof as though made on and as of such date.

(f) Reaffirmation, Ratification and Acknowledgment; Reservation. Borrower hereby (1) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each Loan Document, (2) agrees and acknowledges that such ratification and reaffirmation is not a condition to the continued effectiveness of such Loan Documents, and (3) agrees that neither such ratification and reaffirmation, nor the Administrative Agent’s or any Lender’s solicitation of such ratification and reaffirmation, constitutes a course of dealing giving rise to any obligation or condition requiring a similar or any other ratification or reaffirmation from the Borrower with respect to any subsequent modifications to the Credit Agreement or the other Loan Documents. The Credit Agreement is in all respects ratified and confirmed. Each of the Loan Documents, and in the case of the Pledge Agreement, the Liens created thereby, shall remain in full force and effect and is hereby ratified and confirmed. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement.

(g) Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(h) Effect. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof’ or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby. Except as expressly provided in this Amendment, all of the terms, conditions and provisions of the Credit Agreement and the other Loan Documents shall remain the same. The Borrower hereby represents and warrants to each Lender and the Administrative Agent that all authorizations, consents and approvals of the Borrower’s board of directors and shareholders, and all other persons, necessary to permit the Borrower to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement as amended hereby, and to permit the Lenders and the Administrative Agent to enforce such obligations, have been obtained.

(i) No Novation or Waiver. Except as specifically set forth in this Amendment, the execution, delivery and effectiveness of this Amendment shall not (1) limit, impair, constitute a waiver by, or otherwise affect any right, power or remedy of, the Administrative Agent or any Lender under the Credit Agreement or any other Loan Document, (2) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents or of any Default or Event of Default that may have occurred and be continuing or (3) except as expressly provided herein, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or in any of the other Loan Documents, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

(j) Administrative Agent’s Expenses. Without limiting the provisions of Section 9.03(a) of the Credit Agreement, the Borrower hereby agrees to promptly reimburse the Administrative Agent for all of the reasonable out-of-pocket expenses, including, without limitation, reasonable attorneys’ fees, it has heretofore or hereafter incurred or incurs in connection with the preparation, negotiation and execution of this Amendment.

(k) Effectiveness. This Amendment shall become effective as of the date hereof only upon satisfaction of the following conditions precedent: (i) the Administrative Agent shall have received a counterpart signature page to this Amendment signed by the Borrower and the Required Lenders and (ii) the issuance of the Opco Bonds permitted under Section 6.01(b)(xv) shall have been consummated.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

EXPRESS TOPCO LLC

By:	/s/ Matt Moellering
Name:	Matt Moellering
Title:	Chief Financial Officer

KKR SCF LOAN ADMINISTRATION LLC, as Administrative Agent

By:	/s/ Roshan Chagan
Name:	Roshan Chagan
Title:	Authorized Signatory

KKR STRATEGIC CAPITAL HOLDINGS I-B, LTD.,
as a Lender

By:	KKR STRATEGIC CAPITAL MANAGEMENT, L.L.C.,
as its Investment Manager

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Person

KKR FINANCIAL HOLDINGS, LTD.,
as a Lender

By:	KKR FINANCIAL ADVISORS LLC,
as its Investment Manager

By:	/s/ Jeffrey M. Smith
Name:	Jeffrey M. Smith
Title:	Authorized Person

GGC UNLEVERED CREDIT OPPORTUNITIES, LLC, a Delaware limited liability company

By:	/s/ David Dominik
Name:	David Dominik
Title:	Manager

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